John Deere Owner Trust 2001	Exhibit 99.1
Statement to Certificateholder

$281,000,000 Class A-1 2.19% Asset Backed Notes due November 15, 2002
$202,000,000 Class A-2 2.56% Asset Backed Notes due February 17, 2004
$315,000,000 Class A-3 3.26% Asset Backed Notes due October 17, 2005
$98,640,000 Class A-4 3.78% Asset Backed Notes due September 15, 2008
$34,935,802 Asset Backed Certificates

Payment Date:	16-Sep-02

(1) Amount of principal being paid or distributed:
(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(b) A-2 Notes:	$23,109,437.77
per $1,000 original principal amount:	$114.40
(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(e) Certificates:	$900,367.71
per $1,000 original principal amount:	$25.77
(f) Total:	$24,009,805.48

(2) Amount of interest being paid or distributed:
(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(b) A-2 Notes:	$319,269.99
per $1,000 original principal amount:	$1.58
(c) A-3 Notes:	$855,750.00
per $1,000 original principal amount:	$2.72
(d) A-4 Notes:	$310,716.00
per $1,000 original principal amount:	$3.15
(e) Certificates:	$0.00
per $1,000 original principal amount:	$0.00
(f) Total:	$1,485,735.99

(3) After giving effect to distributions on this Payment Date:
(a) (i) outstanding principal amount of A-1 Notes:	$0.00
(ii) A-1 Note Pool Factor:	0.0000000
(b) (i) outstanding principal amount of A-2 Notes:	$126,548,370.70
(ii) A-2 Note Pool Factor:	0.6264771
(c) (i) outstanding principal amount of A-3 Notes:	$315,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000
(d) (i) outstanding principal amount of A-4 Notes:	$98,640,000.00
(ii) A-4 Note Pool Factor:	1.0000000
(e) (i) Certificate Balance	$21,046,300.16
(ii) Certificate Pool Factor:	0.6024278

(4) Note Value at end of related Collection Period:	$561,234,670.88

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period	$552,649,235.58

(6) Amount of Servicing Fee:	$480,663.59
per $1,000 original principal amount:	0.5159683

(7) Amount of Administration Fee:	$100.00

(8) Aggregate Purchase Amounts for Collection Period:	$0.00

(9) Amount in Reserve Account:	$16,302,577.00
Specified Reserve Account Balance:	$16,302,577.00

(10) Aggregate amount of Realized Losses for the Collection Period:	$199,207.41

(11) Amount of Payments that are more than 60 days past due:	$2,060,848.00